Exhibit 5.1


                                             May 17, 2002




Ingersoll-Rand Company Limited
Clarendon House
2 Church Street
Hamilton, HM 11 Bermuda

Ingersoll-Rand Company
200 Chestnut Ridge Road
Woodcliff Lake, New Jersey 07677

Ladies and Gentlemen:

          I am Senior Vice President and General Counsel of Ingersoll-Rand Company Limited, a Bermuda company (the "Company"), and of Ingersoll-Rand Company, a New Jersey corporation (the "Guarantor"), and have acted as counsel for the Company and the Guarantor in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company and the Guarantor with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to (i) Class A common shares of the Company, par value $1.00 per share (the "Common Shares"); (ii) warrants to purchase Common Shares (the "Common Share Warrants"); (iii) Preference Shares of the Company, par value $.001 per share (the "Preference Shares"), which may be represented by depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Depositary Receipts"); (iv) warrants to purchase Preference Shares (the "Preference Share Warrants"); (v) debt securities of the Company, which may be either senior ("Senior Debt Securities") or subordinated (the "Subordinated Debt Securities") (collectively the "Debt Securities"); (vi) warrants to purchase Debt Securities (the "Debt Security Warrants" and collectively with the Common Share Warrants and the Preference Share Warrants, the "Securities Warrants");
(vii) guarantees of the Guarantor which may be issued in connection with the Debt Securities (the "Guarantees"); (viii) contracts for the purchase and sale of Common Shares or Preference Shares (the "Purchase Contracts"); (ix) Share Purchase Units (the "Share Purchase Units") of the Company, consisting of a Purchase Contract and either Debt Securities or debt obligations of third parties, including U.S. Treasury Securities (the "Third Party Debt Securities"), securing the holder's obligation to purchase the Common Shares or the Preference Shares under the Purchase Contract; and (x) Common Shares, Preference Shares, Debt Securities and Guarantees which may be issued upon exercise of Securities Warrants or Purchase Contracts, whichever is applicable. The Common Shares, the Preference Shares, the Depositary Shares, the Debt Securities, the Guarantees, the Purchase Contracts, the Securities Warrants and the Share

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Purchase Units are hereinafter referred to collectively as the "Securities."
The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements") and pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $1,800,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies.

          The Senior Debt Securities and the Guarantees thereof will be issued under an Indenture (the "Senior Indenture") among the Company, the Guarantor and the senior indenture trustee (the "Senior Trustee"). The Subordinated Debt Securities and the Guarantees thereof will be issued under an Indenture (the "Subordinated Indenture") among the Company, the Guarantor and the subordinated indenture trustee (the "Subordinated Trustee"). The Senior Indenture and the Subordinated Indenture are hereinafter referred to collectively as the "Indentures."

          The Purchase Contracts will be issued pursuant to a Purchase Contract Agreement (the "Purchase Contract Agreement") between the Company and the purchase contract agent (the "Purchase Contract Agent").

          The Depositary Shares will be issued pursuant to a deposit agreement (the "Deposit Agreement") between the Company and the depositary agent (the "Depositary Agent").

          The Common Share Warrants will be issued under a Common Share Warrant Agreement (the "Common Share Warrant Agreement") between the Company and the common share warrant agent. The Preference Share Warrants will be issued under the Preference Share Warrant Agreement (the "Preference Share Warrant Agreement") between the Company and the preference share warrant agent. The senior Debt Security Warrants will be issued under a Senior Debt Security Warrant Agreement (the "Senior Debt Security Warrant Agreement") among the Company, the senior debt security warrant agent and the Senior Trustee. The subordinated Debt Security Warrants will be issued under a Subordinated Debt Security Warrant Agreement (the "Subordinated Debt Security Warrant Agreement") among the Company, the subordinated debt security warrant agent and the Subordinated Trustee. The Common Share Warrant Agreement, the Preference Share Warrant Agreement, the Senior Debt Security Warrant Agreement and the Subordinated Debt Security Warrant Agreement are hereinafter referred to collectively as the "Warrant Agreements." Each party to a Warrant Agreement other than the Company is referred to hereinafter as a "Counterparty."

          I have examined, or supervised the examination of, the Registration Statement and the forms of the Indentures, which have been filed with the Commission as exhibits to the Registration Statement. I have also examined, or supervised the examination of, the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as I have deemed relevant and

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necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, I have relied upon certificates of public officials and of officers and representatives of the Company and the Guarantor.

          In rendering the opinions set forth below, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. I also have assumed that: (1) at the time of execution, authentication, issuance and delivery of the Senior Debt Securities, the Senior Indenture will be the valid and legally binding obligation of the Senior Trustee; (2) at the time of execution, authentication, issuance and delivery of the Subordinated Debt Securities, the Subordinated Indenture will be the valid and legally binding obligation of the Subordinated Trustee; (3) at the time of execution, issuance and delivery of the Receipts, the Deposit Agreement will be the valid and legally binding obligation of the Depositary Agent; (4) at the time of execution, issuance and delivery of the Purchase Contracts, the Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent; (5) at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto; and (6) the Company is validly existing under the laws of Bermuda.

          I have assumed further that at the time of execution, authentication, issuance and delivery of the Indentures, the Debt Securities and the Guarantees, the Indentures will have been duly authorized, executed and delivered by the Guarantor.

          I have assumed further that (1) at the time of execution, authentication, issuance and delivery of the Indentures, the Debt Securities and the Guarantees, the Indentures will have been duly authorized, executed and delivered by the Company in accordance with its Memorandum of Association and Bye-laws and the laws of Bermuda, (2) execution, delivery and performance by the Company of the Indentures and the Debt Securities will not violate the laws of Bermuda or any other applicable laws and (3) execution, delivery and performance by the Company of the Indentures and the Debt Securities and the Guarantees do not constitute a breach or violation of any agreement or instrument which is binding upon Company.

          I have assumed further that (1) at the time of execution, issuance and delivery of the Purchase Contracts, the Purchase Contract Agreement will have been duly authorized, executed and delivered by the Company in accordance with its Memorandum of Association and Bye-laws and the laws of Bermuda, (2) execution, delivery and performance by the Company of the Purchase Contract Agreement and Purchase Contracts will not violate the laws of Bermuda or any other applicable laws and (3) execution, delivery and performance by the Company of the Purchase Contract Agreement and Purchase Contracts do not constitute a breach or violation of any agreement or instrument which is binding upon the Company.


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          I have assumed further that (1) at the time of execution, issuance and delivery of the Receipts, the Deposit Agreement will have been duly authorized, executed and delivered by the Company in accordance with its Memorandum of Association and Bye-laws and the laws of Bermuda, (2) execution, delivery and performance by the Company of the Deposit Agreement and Receipts will not violate the laws of Bermuda or any other applicable laws and (3) execution, delivery and performance by the Company of the Deposit Agreement and Receipts do not constitute a breach or violation of any agreement or instrument which is binding upon the Company.

          I have assumed further that (1) at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company in accordance with its Memorandum of Association and Bye-laws and the laws of Bermuda, (2) execution, delivery and performance by the Company of such Warrant Agreement and Securities Warrants will not violate the laws of Bermuda or any other applicable laws and (3) execution, delivery and performance by the Company of such Warrant Agreement and Securities Warrants do not constitute a breach or violation of any agreement or instrument which is binding upon the Company.

          Based upon the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that:

                    1. With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the "Board") and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

                    2. With respect to the Guarantees, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance and terms of the Guarantees and related matters by the Board of Directors of the Guarantor, a duly constituted and acting committee of such Board or duly authorized officers of the Guarantor, (b) the due execution, authentication, issuance and delivery of the Debt Securities underlying such Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture and such agreement and (c) the due execution, issuance and delivery of such Guarantees, such

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          Guarantees will constitute valid and legally binding obligations of the Guarantor enforceable against the Guarantor in accordance with their terms.

                    3. With respect to the Receipts, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance and terms of the Preference Shares, (b) the Preference Shares have been duly authorized and validly issued and are fully paid, (c) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the terms of the Deposit Agreement, (d) the due issuance and delivery of the Preference Shares, upon payment of the consideration therefore provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and (e) Receipts evidencing the Depositary Shares are duly issued against the deposit of the Preference Shares in accordance with the Deposit Agreement, such Receipts will be validly issued and entitle the holders thereof to the rights specified in the Deposit Agreement.

                    4. With respect to the Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the issuance and terms of the Purchase Contracts, the terms of the offering thereof, the execution and delivery of the Purchase Contract Agreement and related matters and
          (b) the due execution, issuance and delivery of the Purchase Contracts, upon payment of the consideration for such Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement and such agreement, the Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

                    5.     With respect to the Securities Warrants, assuming
          (a) the taking of all necessary corporate action by the Board to authorize and approve the issuance and terms of the Securities Warrants, the terms of the offering thereof, the execution and delivery of a related Warrant Agreement and related matters and (b) the due execution, countersignature, issuance and delivery of such Securities Warrants, upon payment of the consideration for such Securities Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Securities Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

                    6.     With respect to the Share Purchase Units, assuming
          (a) the taking of all necessary corporate action by the Board to authorize and approve (1) the issuance and terms of the Share Purchase Units, (2) the execution, delivery and terms of the Purchase Contract Agreement with respect to the Purchase Contracts which are a component of the

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          Share Purchase Units, the terms of the offering thereof and related matters and (3) the issuance and terms of the Debt Securities which are a component of the Share Purchase Units, the terms of the offering thereof and related matters, (b) the taking of all necessary corporate action to authorize and approve the issuance and terms of the Third Party Debt Securities which are a component of the Share Purchase Units and related matters by the board of directors of each third party, a duly constituted or acting committee of such board or a duly authorized officer or officers of each third party and (c) the due execution, authentication, in the case of such Debt Securities and Third Party Debt Securities, issuance and delivery of (1) the Share Purchase Units, (2) such Purchase Contracts, (3) such Debt Securities and (4) such Third Party Debt Securities, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and in accordance with the provisions of the applicable Purchase Contract Agreement, in the case of such Purchase Contracts, the applicable Indenture, in the case of such Debt Securities, and the applicable indenture, in the case of such Third Party Debt Securities, such Share Purchase Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

          My opinions set forth in paragraphs 1 through 6 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors' rights.

         I am a member of the Bar of the State of New York and the Bar of the State of New Jersey, and I do not express any opinion herein concerning any law other than the law of the State of New York, the law of the State of New Jersey and the Federal law of the United States.

         I hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                                   Very truly yours,


                                   /s/ Patricia Nachtigal
                                   Patricia Nachtigal, Esq.